UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2010

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2010, Aqua America, Inc. (the "Company") and Nicholas DeBenedictis, the Company’s President and Chief Executive Officer, entered into an Employment Agreement (the "Employment Agreement"), under which Mr. DeBenedictis has agreed to continue in employment for an additional three years. The term of the Employment Agreement continues through January 31, 2013. After the end of the term, the Company and Mr. DeBenedictis may mutually agree to renew the term. Under the Employment Agreement, Mr. DeBenedictis will continue as the Company’s CEO beyond his normal retirement date in September 2010 and thereby provide continuity of leadership for the Company.

Pursuant to the Employment Agreement, Mr. DeBenedictis will continue to serve as the President and Chief Executive Officer of the Company and will be entitled to an annual base salary of not less than $560,000 and a target annual incentive bonus of not less than his current level of 70% of base salary. Mr. DeBenedictis will continue to be eligible to participate in the Company’s incentive compensation programs and in the Company’s benefit plans.

Pursuant to the Employment Agreement, on January 31, 2010, the Company granted Mr. DeBenedictis a performance-based stock award (the "Stock Award") under the Omnibus Equity Compensation Plan with respect to 57,000 shares of common stock of the Company. The shares will vest over three years based on continued service and subject to the Company’s achievement of a year over year increase in operating income for 2010, 2011 or 2012.

If the Company terminates Mr. DeBenedictis’ employment without cause or Mr. DeBenedictis terminates employment for good reason, any unvested shares of the Stock Award will fully vest if the Company achieves a year over year increase in operating income for 2010, 2011 or 2012. If Mr. DeBenedictis dies, his employment is terminated on account of disability or a change in control of the Company occurs, any unvested shares of the Stock Award will fully vest. If Mr. DeBenedictis’ employment is terminated for cause or if he voluntarily terminates employment without good reason, any unvested shares of the Stock Award will be forfeited.

No additional severance benefits are provided under the Employment Agreement. Mr. DeBenedictis has a separate severance agreement with the Company, which provides severance benefits under certain circumstances and is not affected by the Employment Agreement. Mr. DeBenedictis continues to be subject to the non-competition covenants set forth in his separate severance agreement.

The Company has amended its Supplemental Pension Benefit Plan for Salaried Employees and its Supplemental Executive Retirement Plan for Nicholas DeBenedictis to provide that in the event of Mr. DeBenedictis’ death while in the employ of the Company, the surviving spouse benefit will be equal to the benefit Mr. DeBenedictis would have received if he had retired on the day before his death.

A copy of the Employment Agreement, Stock Award Agreement and Amendments to the Supplemental Plans are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement dated January 31, 2010, between Aqua America, Inc. and Nicholas DeBenedictis

10.2 Restricted Stock Grant Agreement dated January 31, 2010

10.3 Second Amendment to Aqua America, Inc. Supplemental Pension Benefit Plan for Salaried Employees

10.4 Second Amendment to Aqua America, Inc. Supplemental Executive Retirement Plan for Nicholas DeBenedictis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

February 4, 2010	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Chief Administrative Officer, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated January 31, 2010, between Aqua America, Inc. and Nicholas DeBenedictis
10.2	Restricted Stock Grant Agreement dated January 31, 2010
10.3	Second Amendment to Aqua America, Inc. Supplemental Pension Benefit Plan for Salaried Employees
10.4	Second Amendment to Aqua America, Inc. Supplemental Executive Retirement Plan for Nicholas DeBenedictis